OFFICE LEASE


DATED:            APRIL 24, 1997

BETWEEN:          PACIFIC REALTY ASSOCIATES, L.P.
                  a Delaware limited partnership                        LANDLORD

AND:              LABTEC ENTERPRISES, INC.
                  a Washington corporation                                TENANT


                  Tenant wishes to lease from Landlord the following described property, hereinafter referred to as "the Premises":

                  Approximately 14,335 rentable square feet of office space located in Building No. 8, Columbia Tech Center, 1499 S.E. Tech Center Drive, Suite 350, Vancouver, Washington 98683 and as further described on the attached Exhibit A, B and C.

                  If the Premises consist of a portion but not all of a building, the building housing the Premises is hereinafter referred to as "the Building."

         1.       TERM.

                  The Lease shall be for a term of 84 calendar months plus the partial month, if any, in which this Lease commences. The parties anticipate that the term shall commence on August 1, 1997 and continue through July 31, 2004; however, the term shall actually commence upon such earlier date that Landlord delivers possession. If the term commences on a date different than the date set forth above, Landlord and Tenant shall execute a supplemental agreement setting forth the commencement date and termination date.

         2.       DELIVERY OF POSSESSION.

                  Delivery of possession shall occur when Tenant actually occupies the Premises or when the Premises are available for occupancy by Tenant with all work to be performed by Landlord substantially completed. Landlord shall have no liability for delays in delivery of possession caused by labor disputes, shortages of materials, acts of God, or other causes beyond Landlord's reasonable control. If Landlord consents, Tenant may occupy the Premises prior to such commencement date on a rent free basis and compliance with all terms of this Lease. Tenant may cancel this Lease without liability if possession of the Premises is not delivered on or before October 1, 1997.


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         3.       RENT.

                  3.1. Tenant shall pay, on the first day of each month, base rent for the Premises according to the following schedule:


                                                   Base Rent
Period                                             Per Month
-------------------------------------------------------------
August 1, 1997 through July 31, 2002               $22,697.00
August 1, 2002 through July 31, 2004               $25,086.00

                  3.2. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the partial month that Tenant occupied the Premises. Rent for the first month of the lease term shall be paid on August 1, 1997.

                  3.3. In addition to base rent, Tenant shall pay, as additional rent, escalation payments computed according to Paragraph 19 hereof.

                  3.4. On or before August 1, 1997, Tenant shall pay the base rent for the first full month of the lease term and in addition has paid the sum of Twenty-five Thousand Eighty-six and No/100 Dollars ($25,086.00) as a security deposit. The deposit shall be held by Landlord to secure all payments and performances due from Tenant under this Lease. Landlord may commingle the deposit with its funds and shall owe no interest on the deposit. Landlord may apply the deposit to the cost of performing any obligation which Tenant fails to perform within the time required by this Lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the deposit is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the deposit to its original amount. To the extent not applied by Landlord, the deposit shall be refunded to Tenant within thirty (30) days after expiration of the lease term or, at Landlord's option, applied against the base rent for the last month of the term.

         4.       USE OF THE PREMISES.

                  4.1. Tenant shall use the Premises as business offices for the following business and for no other purpose without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed:

                           General office and a sound room for testing of
Tenant's products.

                  4.2. In connection with its use, Tenant shall comply with all applicable laws, ordinances, and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable liquid or noise to be emitted from the Premises. Tenant shall store no materials nor conduct any activities that will increase Landlord's fire insurance rates for the Premises.

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                  4.3. Tenant shall install in the Premises only such machinery as is customary for general office use and shall not overload the floors or electrical circuits of the Premises. Landlord has approved in advance the installation of any power-driven machinery such as electronic data processing equipment or other machinery not customary for normal office use. Landlord may select a qualified electrician whose opinion will control regarding electrical circuits and a qualified engineer or architect whose opinion will control regarding floor loads. If machinery installed by Tenant generates heat, any additional air conditioning desired by Tenant shall be at Tenant's expense.

                  4.4. No signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or on any glass or woodwork of the Premises without Landlord's written approval as to design, size, location, and color. All signs installed by Tenant shall be removed upon termination of this Lease with the sign location restored to its former state. Landlord shall, at its sole cost and expense, provide interior directory and suite identity signs in a design and format of Landlord's choosing.

         5.       UTILITIES AND SERVICES.

                  5.1. As used in this Paragraph 5, "Normal Business Hours" shall mean 7 a.m. through 6 p.m., Monday through Friday and 8 a.m. through 12 p.m. on Saturdays.

                  5.2. Landlord shall, at its expense, furnish Tenant with the following services and utilities of quality and quantity customary in comparable office buildings in the City of Vancouver, Washington:

                           5.2.1.   Elevator service during Normal Business
Hours of the Building.

                           5.2.2.   Heating and air conditioning to maintain a
temperature condition which in Landlord's judgment provides for comfortable occupancy of the Premises during Normal Business Hours, provided Tenant complies with Landlord's instructions regarding use of drapes and thermostats and Tenant does not utilize heat generating machines or equipment which affect the temperature otherwise maintained by the air conditioning system. Tenant may request heating and air conditioning during other than Normal Business Hours or on Sundays, or holidays. The cost of such additional service shall be borne by Tenant at reasonable rates established by Landlord, which reasonable rates will be provided upon request by Tenant.

                           5.2.3. Water for drinking, lavatory, and toilet
purposes.

                           5.2.4. Electrical current for lighting and operation
of customary office machines.

                           5.2.5. Janitorial service after 5:30 p.m., five days
a week.

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                  5.3. Tenant shall comply with all government laws or
regulations regarding the use or reduction of use of utilities on the Premises. If Tenant's future use of the Premises results in a material increase in the amount of electricity required over the amount required at the commencement of the lease term, or beyond that required for Normal Business Hours, then Tenant shall pay a reasonable charge for such increase in electricity requirements when requested to do so by Landlord.

                  5.4. Landlord does not warrant that any of the services and utilities referred to above will be free from interruption. Interruption of services and utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, but Landlord shall take all reasonable steps to correct any interruptions in service. If such interruption of services and utilities is due to Landlord's negligent or intentional act or omission, then rent shall be reduced during the period of said interruption to the extent the Premises are not reasonably usable for the use permitted by this Lease because of such interruption of services and utilities.

         6.       MAINTENANCE BY LANDLORD.

                  6.1. Landlord shall repair and maintain the Building structure, foundation, roof, gutters, exterior walls, halls, stairways and entryway, and common passageways in sound, clean, and serviceable condition. Landlord shall also repair, maintain and replace, as necessary, the elevators, heating and air-conditioning machinery, door and window hardware, plumbing, switches, light fixtures, and wiring and shall replace exterior glass breakage. Repair or replacement due to damage caused by Tenant's negligent or intentional acts or acts in breach of this Lease shall be at Tenant's expense.

                  6.2. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making required repairs. Landlord shall have no liability for failure to perform required maintenance and repair unless notice of the needed maintenance or repair is given by Tenant and Landlord fails to remedy the problem within a reasonable time. Landlord shall have no liability for interference with Tenant's use by needed repairs and installations provided these are performed in a manner so as to cause a reasonable minimum of interference to Tenant. Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant's occupancy caused by circumstances beyond Landlord's reasonable control, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant.

         7.       MAINTENANCE AND ALTERATIONS BY TENANT.

                  7.1. Tenant shall maintain the interior of the Premises in neat, clean, and good condition at all times and shall repair all damages to the Premises caused by Tenant's use, but Tenant shall not be required to repair normal wear resulting from the ordinary use for which the Premises were leased. Tenant shall replace all interior broken glass in the Premises with glass of the same quality.

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                  7.2. Tenant shall not make any alterations, additions, or
improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any such additions, alterations, or improvements, except for unattached movable trade fixtures, shall at once become part of the realty and belong to Landlord unless the terms of the applicable consent provide otherwise. Notwithstanding the foregoing, if during the term of the Lease or any extensions thereof Tenant should install any trade fixtures within the Premises, Tenant may, at its sole cost and expense, remove such fixtures, and if Tenant removes such fixtures, Tenant shall, at its sole cost and expense, restore the Premises to its original condition.

         8.       TENANT'S INDEMNIFICATION; LIABILITY INSURANCE.

                  8.1. Tenant shall not allow any liens to attach to the Premises as a result of its activities. Tenant shall indemnify and defend Landlord from any claim, liability, damage, or loss arising out of any activity on the Premises by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this Lease.

                  8.2. Tenant shall carry general liability insurance on an occurrence basis with combined single limits of not less than $1,000,000. Such insurance shall be provided by an insurance carrier reasonably acceptable to Landlord and shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without ten (10) days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy.

         9.       PROPERTY DAMAGE; SUBROGATION WAIVER.

                  9.1. If fire or other casualty causes damage to the Building or the premises in an amount exceeding thirty (30%) percent of the full construction-replacement cost of the Building or Premises, respectively, Landlord may elect to terminate this Lease as of the date of the damage by notice in writing to Tenant within thirty (30) days after such date. Otherwise, Landlord shall promptly repair the damage and restore the Premises to their former condition as soon as practicable. Rent shall be reduced during the period to the extent the Premises are not reasonably usable for the use permitted by this Lease because of such damage and required repairs.

                  9.2. Landlord shall be responsible for insuring the Building, and Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises.

                  9.3. Neither party shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks covered by a standard fire insurance policy with extended coverage and sprinkler leakage endorsements, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

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         10.      CONDEMNATION.

                  If a condemning authority takes the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this Lease effective on the date that possession is taken by the condemning authority. Otherwise, Landlord shall proceed as soon as practicable following the taking to restore the remainder of the Building. Rent shall be reduced during the period of restoration to the extent the Premises are not reasonably usable by Tenant. Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, except for any sums specifically awarded to Tenant for relocation expenses.

         11.      ASSIGNMENT AND SUBLETTING.

                  11.1. Tenant shall not assign its interest under this Lease or sublet the Premises without first obtaining Landlord's consent in writing, which consent shall not be unreasonably withheld or delayed. No consent in one instance shall prevent this provision from applying to each subsequent instance. This provision shall apply to all transfers by operation of law including, but not limited to, mergers and transfers of 51% or more of the voting stock of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. If Tenant assigns this Lease or sublets the Premises for an amount in excess of the rent called for by this Lease, one-half of such excess shall be paid to Landlord promptly as it is received by Tenant.

                  11.2. Subject to the above limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

                  11.3. Landlord shall not unreasonably withhold its consent to assignment or subletting to a financially solvent party for the use permitted herein, provided that any consideration paid for the assignment or one-half of any rentals received from any subtenant in excess of the rental specified in this Lease shall be paid to Landlord within five (5) days after it is received by Tenant.

         12.      DEFAULT.

                  12.1. Any of the following shall constitute a default by Tenant under this Lease:

                           12.1.1.   Tenant's failure to pay rent or any other
charge under this Lease within five (5) business days after it is due, or failure to comply with any other term or condition within twenty (20) business days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the twenty (20) business day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence.

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                           12.1.2.   Tenant's assignment for the benefit of its
creditors; Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for Tenant's properties.

                  12.2. Landlord's failure to give notice as to any failure of compliance by Tenant shall not be a continuing waiver by Landlord as to the default.

         13.      REMEDIES FOR DEFAULT.

                  In case of default as described in Paragraph 12 above, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

                  13.1. Terminate this Lease without relieving Tenant from its obligation to pay damages.

                  13.2. Retake possession of the Premises by summary proceedings or otherwise, in which case Tenant's liability to Landlord for damages shall survive the tenancy. Landlord may, after such retaking of possession, relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant's leasehold interest.

                  13.3. Recover damages caused by Tenant's default which shall include reasonable attorneys' fees at trial and on any appeal therefrom. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the Lease equal to the difference between the rent under this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the rate of six (6%) percent per annum.

                  13.4. Make any payment or perform any obligation required of Tenant so as to cure Tenant's default, in which case Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest at the rate of ten (10%) percent per annum from the date of the expenditure.

         14.      SURRENDER ON TERMINATION.

                  14.1. On expiration or early termination of this lease, Tenant shall deliver all keys to Landlord and surrender the Premises broom clean and in the same condition as at the commencement of the term subject only to depreciation and wear from ordinary use. Tenant may remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability.

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                  14.2. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to all provisions of this Lease except the provision for term and at a base rental of one-hundred twenty (120%) percent of that specified in this Lease; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

         15.      REGULATIONS.

                  Landlord shall have the right to make and enforce reasonable regulations consistent with this Lease for the purpose of promoting safety, order, cleanliness, and good service to all tenants of the Building. Copies of all such reasonable regulations shall be furnished to Tenant and shall be complied with as if part of this Lease.

         16.      ACCESS.

                  16.1. Landlord does not undertake to provide security for the Building. However, during times other than 7 a.m. through 6 p.m., Monday through Friday Tenant's officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for refusing to permit access by anyone.

                  16.2. Landlord shall have the right to enter upon the Premises by passkey or otherwise after giving Tenant twenty-four (24) hour verbal notice, excepting that Landlord shall not be required to give such notice in times of emergency, to determine Tenant's compliance with this Lease, to perform necessary maintenance and repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. Such entry shall be at such times and in such manner as not to interfere with the reasonable business use of the Premises by Tenant.

                  16.3. Tenant shall move bulky articles in and out of the Building or make independent use of the elevators only at times approved by Landlord following at least 24 hours' written notice to Landlord of the intended move. Landlord will not unreasonably withhold its consent under this paragraph.

         17.      NOTICES.

                  Notices between the parties relating to this Lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this Lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord in the same manner at the address for the party stated in this Lease, but shall be considered paid only when received.

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         18.      MORTGAGE OR SALE BY LANDLORD; ESTOPPEL CERTIFICATES.

                  18.1. This Lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this Lease and affecting the Building and the land upon which the Building is located. However, if any lender holding an Encumbrance secured by the Building and the land underlying the Building requires that this Lease be subordinate to the Encumbrance, then Tenant agrees that this Lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this Lease no foreclosure, deed given in lieu of the foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this Lease. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents required by the holder of the Encumbrance to accomplish the purposes of this paragraph.

                  18.2. If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee, and, after completion of the sale as a result foreclosure proceedings, the transferor shall have no further liability hereunder. Landlord shall remain obligated to Tenant for all obligations arising under this Lease that are not transferred to the purchaser or transferee as part of the sale as a result of foreclosure.

                  18.3. Either party shall within twenty (20) days after notice from the other execute and deliver to the other party a certificate stating whether or not this Lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

         19.      ANNUAL RENT ESCALATION.

                  19.1. As used in this Paragraph 19, the following terms are defined as follows:

                           19.1.1.   "Base Year" shall mean the January 1 -
December 31, 1998.

                           19.1.2.   "Tenant's Proportionate Share" shall mean a
fraction, the numerator of which is the number of useable square feet of office space covered by this Lease and the denominator of which is the total number of useable square feet of office space in the Building, whether or not such space is actually rented. Tenant's Proportionate Share of Operating Expenses and of Real Property Taxes relating to common facilities serving all of Columbia Tech Center, shall be calculated on the portion of such expenses attributable to the Building. As of the commencement date of the Lease, Tenant's proportionate share is 20.08%, which is the ratio of 14,335 rentable

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square feet of the Premises divided by the 71,369 current rentable square feet of space in the Building.

                           19.1.3.   "Operating Expenses" shall mean all direct
costs of operation and maintenance of the Building as determined by generally accepted accounting principles and shall include, but not be limited to, the following costs: fees for permits and licenses relating to the Building, water and sewer charges, insurance premiums, utilities, janitorial services, labor of Building attendants, Building management fees (if any), maintenance of elevators and mechanical systems, supplies, materials, equipment, and tools used in Building maintenance, and upkeep of landscaping, common areas and common facilities. Operating Expenses shall not include depreciation on the Building, leasing commissions, or expenditures for capital improvements.

                           19.1.4.   "Real Property Taxes" shall mean all taxes
and assessments, special or otherwise, levied upon the Building and the land upon which the Building is located as well as on common areas serving all of Columbia Tech Center, use or occupancy or similar taxes, taxes based on rent or other income from the Building (computed as if Landlord's income from the Building is Landlord's sole income) or any other tax, fee or excise of any kind imposed on Landlord in lieu of existing or additional real property taxes and assessments. Real Property Taxes shall include the cost of contesting the amount or validity of any of the aforementioned Real Property Taxes.

                  19.2. If the Operating Expenses or the Real Property Taxes for any fiscal year after the Base Year, as defined in Paragraph 19.1.1, exceed those paid or incurred for the Base Year, then Tenant shall pay its Proportionate Share of the increase in Operating Expenses or the increase in Real Property Taxes prorated with respect to years in which this Lease is in effect for less than the entire fiscal year, provided however, that the base year amount for real property taxes shall be the amount payable in the real estate tax year during which the term of this Lease commences, or in the first year in which the Building is fully assessed. Commencing January 1 of the first January 1 - December 31 fiscal year following the Base Year and for each year thereafter, Landlord shall estimate in a reasonable manner the amount by which Operating Expenses or Real Property Taxes are anticipated to increase for that year over the Base Year amounts. Landlord shall compute Tenant's Proportionate Share of such estimated increases, and one-twelfth of Tenant's Proportionate Share of Operating Expenses increases and of Real Property Taxes increases shall be paid by Tenant as additional rernt in connection with each monthly rent payment. At the conclusion of each fiscal year after the Base Year Landlord shall compute the actual Operating Expenses increases and Real Property Taxes increases. If the estimated payments collected from Tenant are insufficient to cover Tenant's Proportionate Share of the actual Operating Expenses increases or Real Property Taxes increases, Tenant shall within twenty (20) days after receipt of a billing from Landlord pay the difference. If Landlord's estimates exceeded the amount of actual Operating Expenses increases or Real Property Taxes increases, Landlord shall, at Tenant's option, either refund the excess to Tenant or apply the excess towards reducing Tenant's Proportionate Share of Operating Expenses increases or Real Property Taxes increases for the next fiscal year in which the Lease is in effect.

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                  19.3. Notwithstanding the above, the increase in Tenant's
proportionate share of operating expenses shall not exceed four percent (4%) annually, on a cumulative basis, for the term of this Lease, exclusive of real estate taxes.

                  19.4. Landlord shall use its best efforts to complete its computation of actual Operating Expenses increases and Real Property Taxes increases by August following the fiscal year for which the computation is to be made. Tenant shall pay any additional amounts or be entitled to refund of any excess payments even if the lease term has expired and Tenant has vacated the Premises at the time that Landlord's computation of actual Operating Expenses and Real Property Taxes is made.

                  19.5. In no event shall Tenant be entitled to a refund for an Operating Expenses or Real Property Taxes decrease below the Base Year amount.

         20.      INTEREST AND LATE CHARGES.

                  Rent not paid when due shall bear interest at the rate of ten (10%) percent per annum until paid. Landlord may at its option impose a late charge of $.05 for each $1.00 of rent for rent payments made more than ten (10) days late in addition to interest and other remedies available for default.

         21.      DISPUTES - ATTORNEYS' FEES.

                  In the event of any litigation out of this Lease, the prevailing party shall be entitled to recover from the other party, in addition to all other relief provided by law or judgement, its reasonable costs and attorneys' fees incurred both at and in preparation for trial and any appeal or review, such amount to be as determined by the court(s) before which the matter is heard. Disputes between the parties which are to be litigated shall be tried before a judge without a jury.

         22.      SEVERABILITY.

                  If any provision of this Lease is held to be invalid, unenforceable or illegal the remaining provisions shall not be affected and shall be enforced to the fullest extent permitted by law.

         23.      LANDLORD'S LIABILITY.

                  23.1. Landlord warrants that so long as Tenant complies with all terms of this Lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord.

                  23.2. Landlord shall indemnify and defend Tenant from any claim, liability, damage, or loss arising out of any activity on the Premises by Landlord or its agents or resulting from Landlord's failure to comply with any term of this Lease.

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                  23.3. All persons dealing with Pacific Realty Associates, L.P.
("Partnership") must look solely to the property and assets of Partnership for the payment of any claim against Partnership or for the performance of any obligation of Partnership as neither the general partner, limited partners, employees, nor agents of Partnership assume any personal liability for obligations entered into on behalf of Partnership (or its predecessors in interest) and their respective properties shall not be subject to the claims of any person in respect of any such liability or obligation. As used herein, the words "property and assets of partnership" exclude any rights of Partnership for the payment of capital contributions or other obligations to it by the general partner or any limited partner in such capacity.

                  23.4. Landlord shall have no liability to Tenant for loss or damages arising out of acts of other tenants.

         24.      FIRST RIGHT OF NOTICE.

                  24.1. Tenant shall have the First Right of Notice for the adjacent 4,567 rentable square feet of space, Suite 300. Landlord shall notify Tenant of the availability of such space, and Tenant shall have five (5) business days to enter into good faith negotiations for the First Right of Notice space in the event Landlord begins negotiations with a third party for the First Right of Notice space. Landlord agrees to negotiate in good faith with Tenant for the lease of such First Right of Notice space. Should Tenant choose not to lease the First Right of Notice space, the First Right of Notice shall remain in effect for any future availability of the First Right of Notice space.

         25.      PARKING.

                  Landlord, at no additional expense to Tenant, shall make available for the non-exclusive use of Tenant, its officers, directors, visitors and employees, automobile parking spaces at the rate of approximately four (4) spaces for each one thousand (1,000) rentable square feet included within the Premises.

         26.      AMERICANS WITH DISABILITIES ACT ("ADA").

                  Tenant shall, at its expense, comply with all applicable provisions of Title I of the Americans with Disabilities Act of 1990 ("the Act") related to its specific use of the Premises, and Landlord shall have no responsibility for compliance with the provisions of Title I of the Act. Landlord shall, at its expense, cause the Building to comply with, during the term of this Lease and any extensions thereof, applicable provisions of Title III of the Americans with Disabilities Act of 1990 which relate to architectural barriers and communication barriers which are structural in nature so long as such compliance is readily achievable, as the term readily achievable is defined in the Act.

         27.      LANDLORD'S WARRANTIES AND REPRESENTATIONS.

                  Landlord represents and warrants that, as of the commencement of the lease term, to the best of Landlord's knowledge, without specific inquiry: (i) the Premises are free from all latent and patent defects, and all mechanical systems servicing the Premises (including, but not limited to, electrical, plumbing, and heating, ventilating and air-conditioning) are in good working order, condition and repair; and (ii) the Premises are in compliance with all applicable federal, state and local laws, rules and regulations, and ordinances including, but not limited to, all building codes and Title III of the Americans with Disabilities Act of 1990.

         28.      BROKERAGE

                  Landlord and Tenant each warrants to the other that it has not incurred any obligation for finders' fees or brokers' commissions in connection with this transaction, except for the employment by Landlord of Mr. Kirk D. Robertson of Norris, Beggs & Simpson as broker. Landlord shall be responsible for the commission due the broker. Landlord and Tenant shall each indemnify the other against any claim arising out of any breach of the warranty contained in this paragraph.

         29.      TENANT IMPROVEMENTS.

                  Landlord shall, at its expense, construct improvements generally as shown on the attached Exhibit C. The improvements shall be done in a workmanlike manner and shall be to Columbia Tech Center tenant finish standards.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.

                                      LANDLORD:

                                      PACIFIC REALTY ASSOCIATES, L.P.,
                                      a Delaware limited partnership

                                      By:      PacTrust Realty, Inc.,
                                               a Delaware corporation,
                                               its General Partner

Date:      5-7    ,        1997       By:   /s/ David G. Hicks
     -----------------------              --------------------------------------
                                               David G. Hicks
                                               Vice President

                                      Address for Notices/Rent Payments
                                        to Landlord:
                                      15350 S.W. Sequoia Parkway, #300-WMPC
                                      Portland, OR 97224


                                      TENANT:

                                      LABTEC ENTERPRISES, INC.,
                                      a Washington corporation

Date: April 30           , 1997       By:      /s/ Richard E. James
     --------------------                   ---------------------------------
                                      Name:    Richard E. James
                                            ---------------------------------
                                      Title:   CEO
                                            ---------------------------------

Date: April 30           , 1997       By:
     --------------------                   ---------------------------------
                                      Name:
                                            ---------------------------------
                                      Title:
                                               ------------------------------

                                      Address for Legal Notices to Tenant:
                                      Columbia Tech Center
                                      1499 SE Tech Center Drive  Suite 350
                                      Vancouver,  WA  97683

                                      Address for Invoices to Tenant:
                                      Columbia Tech Center
                                      1499 SE Tech Centre Drive  Suite 350
                                      Vancouver  WA  97683

                                      Tenant Employer Identification Number:
                                        93-0830403

CORPORATE ACKNOWLEDGMENT              On this the    30   day of  April 19 97,
                                                  -------        ------   ---
State of  Washington                  before me,
County of Clark         { SS.
                                          M.  Annette McRay
                                      ---------------------------------------
                                      the undersigned Notary Public,
                                      personally appeared

                                          Richard E. James
                                      ---------------------------------------
                                      __ personally known to me
                                      __ proved to me on the basis of
                                      satisfactory evidence
                                      to be the person(s) who executed the
                                      within instrument as CEO or on behalf
                                      of the corporation therein named,
                                      and acknowledged to me that the
                                      corporation executed it.
                                      WITNESS my hand and official seal.

                                         /s/ M.  Annette McRay
                                      ---------------------------------------
                                      Notary's Signature




CORPORATE ACKNOWLEDGMENT            On this the    2   day of  May  19 97,
                                                ------        -----   ---
State of  Oregon                    before me,
County of Washington    { SS.
                                    Cindy A. Carden
                                    -----------------------------------------
                                    the undersigned Notary Public,
                                    personally appeared

                                        David G. Hicks
                                    -----------------------------------------
                                      X   personally known to me
                                    ___ proved to me on the basis of
                                    satisfactory evidence to be the person(s) who executed the within instrument as Vice President or on behalf of the corporation therein named, and acknowledged to me that the corporation executed it.
                                    WITNESS my hand and official seal.


                                       /s/ Cindy A. Carden
                                    ---------------------------------------
                                    Notary's Signature

                        LABTEC ENTERPRISES, INCORPORATED

                                   EXHIBIT "A"

                          [MAP OF COLUMBIA TECH CENTER]

                        LABTEC ENTERPRISES, INCORPORATED

                                   EXHIBIT "B"

                  [MAP OF THE PREMISES AT COLUMBIA TECH CENTER]

                                   EXHIBIT "C"

                        LABTEC ENTERPRISES, INCORPORATED
                    TENANT IMPROVEMENT OUTLINE SPECIFICATIONS
                      BUILDING NO. 8, COLUMBIA TECH CENTER

                                 April 24, 1997

GENERAL - Items noted as "excluded" are items which Landlord will consider for inclusion but are not included in a typical improvement and do not generally fit within a building standard tenant improvement allowance.

         CONCRETE: Existing concrete slab on grade shall be sawcut, removed, and poured back for underslab utilities as necessary. Existing upper floor slabs shall be core drilled for utilities as necessary; new penetrations in upper floor slabs shall be sealed tight.

         DEMISING WALLS: The cost of demising walls shall be split 50% to each tenant which abuts such walls. Demising walls shall extend from floor level to the underside of the ceiling grid. Demising walls shall be constructed using 3-5/8" metal studs, sound attenuation batts, and 5/8" smooth finished gypsum board on the occupied side. Black "Raco" top track shall be used at connection of walls to ceiling. 4' wide, batt insulation shall be provided above ceiling, centered over demising walls.

         EXTERIOR WALLS: Exterior walls shall receive 5/8" smooth finished gypsum board over existing framing and thermal insulation. Black "Half-Raco" top track to be used at connections of walls to ceilings.

         CORRIDOR AND COMMON AREA WALLS: Corridor and other common area walls (rest rooms, stairs, utility rooms, etc.) shall be constructed using 2-1/2" metal studs, sound insulation, and 5/8" smooth finished gypsum board each side. Shell construction includes framing, insulation, and finished gypsum board on the corridor side of corridor walls. Tenant improvement construction includes furnishing and installation of smooth finished gypsum board on the tenant side of corridor and common area walls.

         BUILDING COLUMNS: Building structural columns shall be furred with metal stud framing and 5/8" smooth finished gypsum board. Building "wet" columns located at grids F-2 and P-11 to be furred, insulated with high density sound insulation, and covered with 5/8" smooth finished gypsum board. Black "Half-Raco" top track to be used at connections of columns to ceilings.

         INTERIOR PARTITIONS: Interior partitions shall extend from floor level to the underside of ceiling grid. Interior partitions shall be constructed using 3-5/8" metal studs and 5/8" smooth finished gypsum board each side. Black "Raco" top track, shall be used at connection of walls to ceiling.

         INSULATION: Sound insulation shall be provided in walls surrounding conference and lunch rooms. Sound insulation includes ceiling and walls for the lab and test room spaces. Sound insulation around private offices is excluded. A 4' wide band of fiberglass batt insulation shall be provided above ceiling, centered above walls receiving insulation.

         INTERIOR DOORS: Interior doors shall be nominal 3'-0" by 9'-0" solid core birch (maple, or ribbon sappellie), stained to a dark cherry wood finish ("Building Standard Finish") in Timely II door frames, factory painted to approximate door color ("Building Standard Frame"). Door hardware to include 2 pair butts, Schlage "AL" series (or similar) lever latch, and wall stop for each door. Door hardware finish to be polished brass.

         RELITES: Thirteen (13) 3'-0" by 9'-0" relites shall be provided per tenant improvement plan. Relites shall include 1/4" tempered glass in Timely II frames, factory painted to match door frames.

         SUITE ENTRY: An allowance of $2,000.00 has been provided for the suite entry. Suite entry is subject to approval by the City of Vancouver. Suite entry shall include a nominal 3'-0" by 9'-0" solid core birch (maple, or ribbon sappellie) door, stained to Building Standard Finish in Building Standard Frame. Door hardware to include closer, butts, Schlage "D" series (or similar) lever lock, and stop. Door hardware finish to be polished brass/polished chrome. Glass door, card entry systems, and special access systems are excluded.

         FOLDING PARTITIONS AND OPERABLE WALLS: Folding partitions and operable walls are excluded.

         CEILINGS: The acoustical ceiling suspension system shall be installed in a 4' by 4' grid, and ceiling tile and remaining tee's supplied under building shell construction. Typical tenant area construction includes installation of 2' by 2' tegular edge ceiling tile (Armstrong Minatone #705 Fissured) and necessary tee's in the building shell ceiling grid. Ceiling construction for the lab and test rooms consist of 5/8" gypsum board fastened to 3-5/8" metal studs.

         PAINTING: All interior walls shall receive primer and two coats of finish paint. Paint color is to match approved draw downs.

         WALL COVERING: Vinyl, fabric, tile and other wall coverings are excluded.

         FLOOR COVERINGS: Floor covering colors shall be selected by Tenant from Landlord's standard finish options. Carpet shall be cut pile or loop. Cut pile carpet shall be installed on carpet pad. VCT shall be installed in lunch rooms, copy rooms, storage rooms and other appropriate locations. Sheet vinyl flooring is excluded. Rubber base to be 4" in continuous lengths. Coved base to be used in areas with resilient flooring; flat base to be used in carpeted areas. Quarry or ceramic tiles, wood flooring, raised computer floors, and other special floor finishes are excluded.

         WINDOW COVERINGS: Building Standard window covering (off-white, non-perforated, vertical louver blinds) shall be provided at exterior windows. Window coverings are excluded for interior relites.

         CABINETS AND MILLWORK: A $3500.00 allowance for a reception desk has been provided. Approximately 30' of base cabinets and 8' of upper cabinets shall provided for the lunch room, kitchenette and coffee bar areas. Cabinets to be constructed to A.W.I. standards with plastic laminate tops, fronts, and sides, color as selected by Tenant. Cabinet interiors shall be constructed of melamine or standard low pressure laminate. Concealed hinges, heavy-duty drawer hardware, and wire pulls shall be included for all drawers or doors. One (1) 4' x 4' plywood phone board is included. Wall paneling, wood base, shelving, and other special millwork items are excluded.

         APPLIANCES: One (1) dishwasher is included in the lunch room per tenant plans and specifications. Refrigerators, microwave ovens, and vending machines, coffee makers or other similar equipment are excluded.

         FURNITURE AND ACCESSORIES: Furniture, coat hooks, desk partitions, tack boards, projection screens, fire extinguishers and cabinets, and other miscellaneous accessories are excluded.

         SIGNAGE: Interior and exterior signage are excluded.

         PLUMBING: Plumbing within tenant space is included for the lunch room, kitchenette and coffee bar. Plumbing shall be connected to existing plumbing services. All waste and vent piping to be cast iron. When used, typical lunch room sink to be Elkay CR2522 with Delta 100 faucet.

         FIRE PROTECTION: Fire protection system shall be modified as required for tenant improvement layout. Building shell fire protection system includes service to the building and overhead sprinkler piping. Tenant improvement fire protection work includes the addition of "drops" to ceilings and chrome, semi-recessed sprinkler heads. Special fire suppression systems such as intergen or preaction systems are excluded.

         H.V.A.C.: Heating, ventilation, and air conditioning systems shall be extended to serve the tenant improvement layout. The building includes a closed loop, water- source heat pump system with high efficiency cooling tower and boiler. System includes DDC automated control with central panel operation of energy management functions. Modulating outside air supply and exhaust is managed by the DDC controller and ducted to and from each zone. Supply and return air main trunk ducts and main water loop piping shall be provided under the building shell HVAC work. Heat pumps, thermostats, duct extensions, connections to the water loop, and supply and return air diffusers shall be added under tenant improvement construction. Tenant spaces to be connected to dedicated channel of the DDC control system with programmable override for after hour use. Tenant HVAC zones to be provided 1 each per approximate 1000 square feet. Each zone to be thermostatically controlled. Special computer room, conference room, and lunch room cooling and ventilation are excluded.

         ELECTRICAL: Building shell electrical work includes the main building electrical service with wires in conduit to electrical distribution panels on each floor. Tenant improvement electrical work includes breakers in shell electrical panels, extension of power from the electrical room to the tenant space, the addition of any tenant subpanels within the space, and furnishing and installation of lighting and power outlets.

                  Lighting shall be provided using 2' by 4' fluorescent light fixtures with 18-cell parabolic lenses. Wattage available for lighting for each tenant space is governed by the State of Washington Energy Code. Special architectural lighting (track lighting, spot lighting, down lights, wall sconces, etc.) is excluded. Dual level light switching is excluded. Lighting lamps, ballasts, and controls shall meet electrical energy consumption code requirements. Duplex outlets shall be provided 1 each per 120 square feet of Tenant area.

                  Power connections to Tenant desk partitions to be provided at wall, floor, or power pole locations only; wiring within desk partitions is excluded. Mud rings with pull strings to the area above ceiling shall be provided 1 each per 240 square feet of Tenant area for Tenant installed telephone and data wiring. Cover plates and receptacles for telephone and data wiring shall be provided by the Tenant. Generators, uninterruptable power supplies, and special electrical work for computer and phone systems are excluded.

         FIRE ALARM: Fire alarm and smoke detection systems shall be provided if required by the local governing jurisdictions.

         SECURITY SYSTEMS: A building entry security system is provided by Landlord as part of the Building Shell. Tenant-specific security systems are excluded.

         TELEPHONE AND COMPUTER SYSTEMS: Telephone, data, and computer system equipment and wiring are excluded. Tenant phone board and equipment to be located within the tenant area.

                                 LEASE AMENDMENT


DATED:            FEBRUARY 4, 1998

BETWEEN:          COLUMBIA TECH CENTER, L.L.C.,
                  a Washington limited liability company               LANDLORD

AND:              LABTEC, INC.,
                  a Delaware corporation                               TENANT


                  By written lease dated April 24, 1997, Tenant leased from Landlord approximately 14,335 rentable square feet of office space located in Building No. 8, Columbia Tech Center, 1499 S.E. Tech Center Place, Suite 350, Vancouver Washington 98683 (hereinafter referred to as the "Premises"). The Lease was executed by Pacific Realty Associates, L.P., a Delaware limited partnership. The Landlord in the Lease should have been Columbia Tech Center, L.L.C., a Washington limited liability company. Such document is hereinafter referred to as the "Lease." The Lease expires July 31, 2004.

                  Tenant now wishes to extend the term of the Lease.

                  NOW, THEREFORE, the parties agree as follows:

         1. The name of the Landlord in the Lease is changed to Columbia Tech Center, L.L.C., a Washington limited liability company.

         2. The Lease shall be extended for an additional 21 months commencing August 1, 2004 and continuing through April 30, 2006.

         3. Base rent shall remain the same at $25,086.00 per month commencing August 1, 2004 and continuing through the extended term.

         4. Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the extended term.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.

                                     LANDLORD:

                                     COLUMBIA TECH CENTER, L.L.C.,
                                     a Washington limited liability company

                                     By:      Pacific Realty Associates, L.P.,
                                              a Delaware limited partnership
                                              its Member

                                              By:  PacTrust Realty, Inc.,
                                                      a Delaware corporation,
                                                      its General Partner

Date:        2-10     , 1998         By:   /s/ David G. Hicks
       ---------------                    -----------------------------------
                                               David G. Hicks
                                               Vice President


                                     TENANT:

                                     LABTEC, INC.,
                                     a Delaware corporation

Date:        2-6      , 1998         By:      /s/ J. E. Hillman
     ----------------                        --------------------------------
                                     Name:    J. E. Hillman
                                              -------------------------------
                                     Title:   CFO
                                              -------------------------------


                                      -23-